     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 30, 1998
                                                      REGISTRATION NO. 333-45229
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                 POST-EFFECTIVE
                                AMENDMENT NO. 1
                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                        WFS FINANCIAL 1998-A OWNER TRUST

                         WFS FINANCIAL AUTO LOANS, INC.
                   (ORIGINATOR OF THE TRUST DESCRIBED HEREIN)

            CALIFORNIA                            9999                            33-0149603
 (STATE OR OTHER JURISDICTION OF              (PRIMARY SIC                     (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)              CODE NUMBER)                  IDENTIFICATION NUMBER)

                                23 PASTEUR ROAD
                            IRVINE, CALIFORNIA 92618
                                 (714) 727-1000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                                JAMES R. DOWLAN
                                   PRESIDENT
                         WFS FINANCIAL AUTO LOANS, INC.
                                23 PASTEUR ROAD
                            IRVINE, CALIFORNIA 92618
                                 (714) 727-1000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                            ------------------------

                                   COPIES TO:

               ANDREW E. KATZ, ESQ.                                  DALE W. LUM, ESQ.
         MITCHELL, SILBERBERG & KNUPP LLP                            BROWN & WOOD LLP
            11377 W. OLYMPIC BOULEVARD                             555 CALIFORNIA STREET
        LOS ANGELES, CALIFORNIA 90064-1683                 SAN FRANCISCO, CALIFORNIA 94104-1715

                            ------------------------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------------------------------

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------------------------------

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------------------------------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

============================================================================================================================
                                                                    PROPOSED             PROPOSED
TITLE OF EACH                                                        MAXIMUM              MAXIMUM             AMOUNT OF
CLASS OF SECURITIES                          AMOUNT TO BE        OFFERING PRICE          AGGREGATE          REGISTRATION
TO BE REGISTERED                              REGISTERED            PER UNIT          OFFERING PRICE            FEE*
----------------------------------------------------------------------------------------------------------------------------
Auto Receivable Backed Securities.......     $525,000,000             100%             $525,000,000          $154,875.00
============================================================================================================================

* Previously paid.

================================================================================

NOTE: THIS POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT IS BEING FILED PURSUANT TO THE "UNDERTAKING REGARDING FINANCIAL SECURITY ASSURANCE INC. FINANCIAL STATEMENTS" (ITEM 17, UNDERTAKINGS) TO FILE A COPY OF THE AUDITED FINANCIAL STATEMENTS OF FINANCIAL SECURITY ASSURANCE INC. FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997, ALONG WITH AN EXECUTED ACCOUNTANT'S CONSENT THERETO. THOSE FINANCIAL STATEMENTS ARE EXHIBIT 28 TO THIS POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT AND THE CONSENT IS EXHIBIT 23.3.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Expenses in connection with the offering of the Securities being registered hereby are estimated as follows:

Registration Fee............................................  $154,875.00
Printing and Engraving......................................    50,000.00
Trustees' Fees..............................................    12,500.00
Accounting Fees.............................................    35,000.00
Legal Fees and Expenses.....................................    80,000.00
Blue Sky Fees and Expenses..................................    20,000.00
Rating Agency Fees..........................................    60,000.00
Miscellaneous Fees..........................................     4,625.00
                                                              -----------
          Total.............................................  $417,000.00
                                                              ===========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 317(b) of the California Corporations Code (the "Corporations Code") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any "proceeding" (as defined in Section 317(a) of the Corporations Code), other than an action by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that such person is or was a director, officer, employee or other agent of the corporation (collectively, an "Agent"), against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if the Agent acted in good faith and in a manner the Agent reasonably believed to be in the best interest of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful.

     Section 317(c) of the Corporations Code provides that a corporation shall have power to indemnify any Agent who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was an Agent, against expenses actually and reasonably incurred by the Agent in connection with the defense or settlement of such action if the Agent acted in good faith and in a manner such Agent believed to be in the best interest of the corporation and its shareholders.

     Section 317(c) further provides that no indemnification may be made thereunder for any of the following: (i) in respect of any matter as to which an Agent shall have been adjudged to be liable to the corporation, unless the court in which such proceeding is or was pending shall determine that such Agent is fairly and reasonably entitled to indemnity for expenses, (ii) of amounts paid in settling or otherwise disposing of a pending action without court approval and (iii) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

     Section 317(d) of the Corporations Code requires that an Agent be indemnified against expenses actually and reasonably incurred to the extent the Agent has been successful on the merits in the defense of proceedings referred to in subdivisions (b) or (c) of Section 317.

     Except as provided in Section 317(d), and pursuant to Section 317(e), indemnification under Section 317 shall be made by the corporation only if specifically authorized and upon a determination that indemnification is proper in the circumstances because the Agent has met the applicable standard of conduct, by any of the following: (i) a majority vote of a quorum consisting of directors who are not parties to the proceeding, (ii) if such a quorum of directors is not obtainable, by independent legal counsel in a written opinion, (iii) approval of the shareholders, provided that any shares owned by the Agent may not vote thereon, or (iv) the court in which such proceeding is or was pending.

     Pursuant to Section 317(f) of the Corporations Code, the corporation may advance expenses incurred in defending any proceeding upon receipt of an undertaking by the Agent to repay such amount if it is ultimately determined that the Agent is not entitled to be indemnified.

     Section 317(h) provides, with certain exceptions, that no indemnification shall be made under Section 317 where it appears that it would be inconsistent with a provision of the corporation's articles, bylaws, a shareholder resolution or an agreement which prohibits or otherwise limits indemnification, or where it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

     Section 317(i) authorizes a corporation to purchase and maintain insurance on behalf of an Agent for liabilities arising by reason of the Agent's status, whether or not the corporation would have the power to indemnify the Agent against such liability under the provisions of Section 317.

     Registrant's Bylaws (the "Bylaws") provide for the indemnification of officers and directors of the Registrant, to the maximum extent permitted by the Corporations Code, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an officer or director of the Registrant, and further provides for the advance to such officer or director of expenses incurred by such officer or director in any such proceeding to the maximum extent permitted by law. The Bylaws also provide that Registrant's Board of Directors may provide for the indemnification of, or advancement of expenses to, other Agents. Registrant's Articles of Incorporation provide that the liability of directors of the Registrant shall be eliminated to the fullest extent permissible under California law, but contain no specific provisions with respect to the indemnification of, or advancement of expenses to, Agents.

     Reference is also made to Section 7 of the Underwriting Agreement among Donaldson, Lufkin & Jenrette Securities Corporation, BancAmerica Robertson Stephens, the Registrant and WFS (see Exhibit 1.1), which provides for indemnification of the Registrant under certain circumstances.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

     Not applicable.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     A. EXHIBITS

          1.1     Form of Underwriting Agreement*
          3.1     Articles of Incorporation of WFS Financial Auto Loans, Inc.*
          3.2     Bylaws of WFS Financial Auto Loans, Inc.*
          4.1     Form of Trust Agreement among WFS Financial Auto Loans,
                  Inc., as Seller, WFS Investments, Inc., Financial Security
                  Assurance Inc. and Chase Manhattan Bank Delaware, as Owner
                  Trustee (including form of Certificates)*
          4.2     Form of Indenture among WFS Financial 1998-A Owner Trust,
                  Financial Security Assurance Inc. and Bankers Trust Company, as Indenture Trustee (including forms of Notes)*
          5.1 Opinion of Mitchell, Silberberg & Knupp LLP with respect to legality*
          8.1 Opinion of Mitchell, Silberberg & Knupp LLP with respect to tax matters*
         10.1     Form of Reinvestment Contract*
         10.2     Form of Sale and Servicing Agreement*
         10.3     Form of Insurance Agreement*
         10.4     Form of Financial Guaranty Insurance Policy (Notes)*

         10.5     Form of Financial Guaranty Insurance Policy (Certificates)*
         10.6     Form of Indemnification Agreement*
         10.7     Form of Administration Agreement among WFS Financial 1998-A
                  Owner Trust, WFS Financial Inc, and Bankers Trust Company, as Indenture Trustee*
         23.1 Consent of Mitchell, Silberberg & Knupp LLP (included as part of Exhibit 5.1)
         23.2 Consent of Mitchell, Silberberg & Knupp LLP (included as part of Exhibit 8.1)
         23.3     Consent of Coopers & Lybrand L.L.P.
         24.1     Power of Attorney*
         25.1     Statement of Eligibility and Qualification of Indenture
                  Trustee*
         28       Audited Consolidated Financial Statements of Financial
                  Security Assurance Inc. for the year ended December 31, 1997

---------------
 * Previously filed.

     B. FINANCIAL STATEMENT SCHEDULES

     Not applicable.

ITEM 17. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes as follows:

          (a) To provide to the Underwriters at the closing date specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to provide prompt delivery to each purchaser.

          (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (c) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act will be deemed to be part of this registration statement as of the time it was declared effective.

          (d) For purposes of determining any liability under the Act, each post-effective amendment that contains a form of prospectus will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

     Undertaking regarding Financial Security Assurance Inc. financial statements:

          Registrant undertakes to file, no later than March 31, 1998, a post-effective amendment to its Registration Statement containing the audited financial statements of Financial Security Assurance Inc. for its fiscal year ended December 31, 1997, together with a manually executed accountants' consent thereto.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine and State of California, on the 27th day of March, 1998.

                                        WFS FINANCIAL AUTO LOANS, INC.,

                                        as originator of

                                        WFS FINANCIAL 1998-A OWNER TRUST

                                        By:       /s/ JAMES R. DOWLAN
                                           -------------------------------------
                                                      James R. Dowlan
                                                         President

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                      TITLE                      DATE
                      ---------                                      -----                      ----

                 /s/ JAMES R. DOWLAN                     President and Chief Executive     March 27, 1998
-----------------------------------------------------      Officer, Director (Principal
                   James R. Dowlan                              Executive Officer)

                          *                                 Chief Financial Officer,       March 27, 1998
-----------------------------------------------------                Director
                   Lee A. Whatcott                          (Principal Financial and
                                                               Accounting Officer)

                          *                                         Director               March 27, 1998
-----------------------------------------------------
                    Joy Schaefer

                                                                    Director               March   , 1998
-----------------------------------------------------
                    James R. May

                          *                                         Director               March 27, 1998
-----------------------------------------------------
                  Jeffrey B. Davis

*By:     /s/ JAMES R. DOWLAN
     -------------------------------
             James R. Dowlan
            Attorney-in-Fact

                               INDEX TO EXHIBITS

                                                                             SEQUENTIALLY
  EXHIBIT                                                                      NUMBERED
   NUMBER                            DESCRIPTION                                 PAGE
  -------                            -----------                             ------------
   1.1       Form of Underwriting Agreement*.............................
   3.1       Articles of Incorporation of WFS Financial Auto Loans,
             Inc.*.......................................................
   3.2       Bylaws of WFS Financial Auto Loans, Inc.*...................
   4.1       Form of Trust Agreement among WFS Financial Auto Loans,
             Inc., as Seller, WFS Investments, Inc., Financial Security
             Assurance Inc. and Chase Manhattan Bank Delaware, as Owner
             Trustee (including form of Certificates)*...................
   4.2       Form of Indenture among WFS Financial 1998-A Owner Trust,
             Financial Security Assurance Inc. and Bankers Trust Company,
             as Indenture Trustee (including forms of Notes)*............
   5.1       Opinion of Mitchell, Silberberg & Knupp LLP with respect to legality*...................................................
   8.1       Opinion of Mitchell, Silberberg & Knupp LLP with respect to tax matters*................................................
  10.1       Form of Reinvestment Contract*..............................
  10.2       Form of Sale and Servicing Agreement*.......................
  10.3       Form of Insurance Agreement*................................
  10.4       Form of Financial Guaranty Insurance Policy (Notes)*........
  10.5       Form of Financial Guaranty Insurance Policy
             (Certificates)*.............................................
  10.6       Form of Indemnification Agreement*..........................
  10.7       Form of Administration Agreement among WFS Financial 1998-A
             Owner Trust, WFS Financial Inc, and Bankers Trust Company,
             as Indenture Trustee*.......................................
  23.1       Consent of Mitchell, Silberberg & Knupp LLP (included as
             part of Exhibit 5.1)........................................
  23.2       Consent of Mitchell, Silberberg & Knupp LLP (included as
             part of Exhibit 8.1)........................................
  23.3       Consent of Coopers & Lybrand L.L.P..........................
  24.1       Power of Attorney*..........................................
  25.1       Statement of Eligibility and Qualification of Indenture
             Trustee*....................................................
  28         Audited Consolidated Financial Statements of Financial
             Security Assurance Inc. for the year ended December 31,
             1997........................................................

---------------

 * Previously filed.